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                                  EXHIBIT 99.1


CONTACT:
Susan Griffin                                         Karen Gobler
Manager of Investor Relations                         Media Relations
Lightbridge, Inc.                                     Lightbridge, Inc.
781-359-4854                                          781-359-4705
sgriffin@lightbridge.com                              kgobler@lightbridge.com


                 LIGHTBRIDGE ANNOUNCES STOCK REPURCHASE PROGRAM

BURLINGTON, MASS. - OCTOBER 4, 2001 - Lightbridge, Inc. (Nasdaq: LTBG), a global provider of mobile business solutions, today announced that its board of directors has authorized the repurchase of up to 2 million shares of the Company's common stock at an aggregate price of up to $20 million. The shares may be purchased from time to time depending on market conditions commencing no earlier than October 8, 2001. The board has authorized a two-year time limit on the repurchase authorization. As of September 30, 2001, the Company had approximately 28 million shares of common stock outstanding.

"This buyback program is intended to enhance shareholder value, as well as to demonstrate our confidence in the Company's long-term growth prospects," said Pamela D.A. Reeve, Lightbridge's chief executive officer. "We remain enthusiastic about the opportunities presented by the mobile business market and we believe this repurchase program is prudent in light of our strong balance sheet and positive cash position."


FORWARD-LOOKING STATEMENTS

Statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties. Such statements include, but are not limited to, the Company's expectations relating to the intention of the Company to repurchase up to 2 million shares of the Company's common stock, the ability of the Company to enhance shareholder value through the repurchase of its stock, and the Company's positive view of the mobile business market. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) the Company's ability to execute on its plans, programs or strategies and the impact that such plans, programs or strategies will have on the Company, its financial or operating performance or the market for the Company's stock, (ii) continuing rapid change in the telecommunications industry that may affect both the Company and its clients,

                                     -more-


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LIGHTBRIDGE ANNOUNCES STOCK REPURCHASE / 2

(iii) uncertainties associated with the Company's ability to develop new products, services and technologies, (iv) market acceptance of the Company's new products and services and continuing demand for Lightbridge's products and services by communications companies, (v) the impact of competitive products, services and pricing on both the Company and its clients, (vi) current and future economic conditions affecting the telecommunications industry, including, without limitation, decreases or delays in capital spending by carriers and in new subscriber growth and global economic recession, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the merger with Corsair Communications, Inc., (viii) dependence on a limited number of clients, (ix) economic and political instability in the domestic and international markets including, without limitation terrorist threats or hostilities and the declaration of war or similar actions, (x) uncertainties associated with the Company's ability to expand into new markets, and (xi) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Lightbridge undertakes no obligation to update any forward-looking statements.


ABOUT LIGHTBRIDGE

Lightbridge is a global provider of mobile business solutions, offering communications providers the products and services that help to increase revenue, productivity and customer loyalty. Building on its 12 year heritage in the wireless telecommunications arena, Lightbridge integrates a reliable infrastructure for the mobile business economy that supports the complete customer lifecycle, including customer acquisition, risk management, prepay and replenishment, customer relationship management and retention. For more information visit http://www.lightbridge.com or call 800-LIGHTBR.

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Lightbridge and the Lightbridge design are registered trademarks of Lightbridge,
Inc.